As filed with the Securities and Exchange Commission on April 6, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIPLOMAT PHARMACY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2063100 (I.R.S. Employer Identification Number)

4100 S. Saginaw St.

Flint, MI 48507

(888) 720-4450

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Atul Kavthekar

Chief Financial Officer

Diplomat Pharmacy, Inc.

4100 S. Saginaw St.

Flint, MI 48507

(888) 720-4450

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Christina Flint, Esq. Diplomat Pharmacy, Inc. 4100 S. Saginaw St. Flint, MI 48507	Michael S. Ben, Esq. Honigman Miller Schwartz and Cohn LLP 2290 First National Building 660 Woodward Ave. Detroit, MI 48226-3506 (313) 465-7316 (telephone)

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common stock, without par value		$		$$0

(1)          This registration statement registers an unspecified amount of securities.  The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with the offering of the securities hereunder.

(2)          The registrant will pay registration fees pursuant to Rule 456(b) and Rule 457(r) in connection with offerings of securities hereunder, and will update this table by post-effective amendment or prospectus filed pursuant to Rule 424(b) to indicate the aggregate offering price of the securities offered and the amount of the registration fees paid.

PROSPECTUS

Diplomat Pharmacy, Inc.

Common Stock

From time to time shares of our common stock, without par value, may be offered by Diplomat Pharmacy, Inc. or by selling shareholders on terms to be determined at the time of the offering.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “DPLO.” We will make applications to list any shares of common stock sold by us pursuant to a supplement to this prospectus on NYSE.

Our common stock may be offered at prices and on terms to be set forth in the applicable prospectus supplement.

The securities offered by this prospectus may be offered on a delayed or continuous basis and offered directly, through agents designated from time to time by us or selling shareholders, or to or through underwriters or dealers.  If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Each prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any legend or statement required by state law or the Securities and Exchange Commission.

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

Investing in our securities involves risks.  Please read carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus, and any risk factors set forth in the accompanying prospectus supplement, and in the documents incorporated by reference into this prospectus and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2018.

We have not authorized any underwriter, broker, dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the applicable prospectus supplement or any free-writing prospectus that we may authorize to be delivered to you.  We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you.  This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The information contained in this prospectus and any prospectus supplement is accurate only as of the dates on their respective covers.  Our business, financial condition, results of operations and prospects may have changed since those dates. When we deliver this prospectus and/or a prospectus supplement or make a sale pursuant to this prospectus and/or a prospectus supplement, we are not implying that the information is current as of the date of the delivery or sale.

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References in this prospectus to “Diplomat,” the “Company,” “we,” “us,” and “our” refer to Diplomat Pharmacy, Inc. and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).  Under the automatic shelf registration process, over time, shares of common stock, without par value, may be sold by us or selling shareholders.

This prospectus provides you with a general description of the common stock we or selling shareholders may offer.  Each time securities are sold pursuant to this prospectus, we will describe, in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of shares of common stock offered.  In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.  Accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such offering.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, or by any other method as may then be permitted under applicable law, rules or regulations.

You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before considering an investment in the securities offered by that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement, of which this prospectus is a part of, on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits, amendments and schedules thereto. Statements contained in this prospectus relating to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we encourage you to read in its entirety the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Whenever this prospectus refers to any contract, agreement or other document, you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement or document. A copy of the registration statement, including the exhibits thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC; you may inspect these reports and other information without charge on that Internet website. The address of that site is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file and will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are and will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.diplomat.is. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Information contained on or that can be accessed through our website or the SEC’s website that is not specifically described under “Incorporation of Certain Documents by Reference” is not incorporated into this prospectus and is not a part of this prospectus, any post-effective amendment or any applicable prospectus supplement, and the inclusion of such website addresses in this prospectus is an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our common stock in this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference in this prospectus the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (except for any reports or portions of reports that are furnished to the SEC) prior to the termination of this offering.  This means that we can disclose important information to you by referring you to these documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus:

•                                          our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 1, 2018;

•                                          our current reports on Form 8-K or 8-K/A filed with the SEC on January 5, 2018, March 7, 2018 and March 29, 2018; and

•                                          the description of the common stock included in our registration statement on Form S-1/A (File No. 333-197224) filed with the SEC on October 3, 2014 and declared effective October 9, 2014, as filed with the SEC pursuant to the Securities Act, under the caption “Description of Capital Stock” and incorporated by reference into our  registration statement on Form 8-A filed with the SEC on October 3, 2014 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request.  Requests should be directed to Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw St., Flint, MI 48507, telephone: (888) 720-4450.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference various “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “may,” “might,” “should,” “will,” “intend,” “estimate” and similar expressions, whether in the negative or affirmative.  These forward-looking statements represent our expectations or beliefs concerning future events, plans, strategies, intentions, expectations, objectives, goals or prospects.

We caution that although forward-looking statements reflect our good faith belief and reasonable judgment based upon current information, these statements are qualified by important factors that could cause actual results to differ materially from those forecasted or indicated by such forward-looking statements.  These risks and uncertainties include: our ability to adapt to changes or trends within the specialty pharmacy industry; significant and increasing pricing pressure from third-party payors, including any reductions in reimbursement rates; competition within the prescription benefit management marketplace, and an inability to effectively differentiate our products and services from those of our competitors; the amount of direct and indirect remuneration fees, as well as the timing of assessing such fees and the methodology used to calculate such fees; our relationships with key pharmaceutical manufacturers; revenue concentration of the top specialty drugs we dispense; bad publicity about, or market withdrawal of, specialty drugs we dispense; a significant increase in competition from a variety of companies in the health care industry; our ability to expand the number of specialty drugs we dispense and related services; declining gross margins in the  prescription benefit management industry; client losses and/or the failure to win new business; significant changes occurring within the pharmacy provider marketplace or arising with respect to our pharmacy networks, including the loss of or adverse change in our relationship with one or more key pharmacy providers; our ability to effectively execute our acquisition strategy or successfully integrate acquired businesses, including difficulty, cost and time spent integrating acquired companies or a failure to realize anticipated benefits; CEO succession planning; fluctuations in operating results; maintaining existing patients; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to drive volume through a refreshed marketing strategy in traditional specialty pharmacy; our capability to penetrate the fragmented infusion market;  the success of our strategy in the pharmacy benefit manager space; the ability to advance our specialty footprint by deepening our relationship with manufacturers through critical service solutions; our ability to maintain relationships with a specified wholesaler and two pharmaceutical manufacturers or other pharmaceutical manufacturers that become material to our business over time; security breaches or other failures or disruptions of our information technology and security systems, and significant costs required to oversee, maintain and improve such systems; relationships with clinical experts and key thought leaders at physician groups and universities within the United States of America; disruptions at our facilities related to failures in infrastructure or catastrophic events; dependence on our senior management and key employees, and effective succession planning and managing recent turnover among key employees; loss of management personnel and other key employees due to uncertainties related to acquisitions;  primary reliance on a single shipping provider; debt service obligations; supply disruption of any of the specialty drugs we dispense; reductions of research, development and marketing of specialty drugs; adverse impacts from environmental regulations, and health and safety laws and regulations, applicable to our business.  Furthermore, we have included important factors in the cautionary statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, particularly under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, and in subsequent reports filed with the SEC that we believe could cause our actual results to differ materially from the forward-looking statements that we make.

The forward-looking statements included in this report are made as of the date hereof or the earlier date specified herein, except those forward-looking statements made in documents incorporated by reference herein which are made as of the date thereof or as otherwise specified in such documents.  Except as required by law, we do not undertake any obligation to update our forward-looking statements or the risk factors contained in this prospectus to reflect new information or future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus.

ABOUT US

We are the largest independent provider of specialty pharmacy services in the United States of America. We are focused on improving the lives of patients with complex chronic diseases while delivering unique solutions for manufacturers, hospitals, payers and providers. Our patient-centric approach positions us at the center of the healthcare continuum for the treatment of complex chronic diseases. We offer a broad range of innovative solutions to address the dispensing, delivery, dosing, and reimbursement of clinically intensive, high-cost specialty drugs, and a wide range of applications and pharmacy benefit management services designed to help our customers reduce the cost and manage the complexity of their prescription drug programs.  Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues—always focused on improving patient care and clinical adherence. For more information, visit diplomat.is.

We were incorporated in 1975.  Our principal executive offices are located at 4100 S. Saginaw St., Flint, MI 48507, and our telephone number is (888) 720-4450.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS

Before investing in our securities, you should carefully consider the risks and uncertainties described in our reports we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference herein, particularly under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, as well as such information set forth in this prospectus and any applicable prospectus supplement and any other information incorporated by reference.

USE OF PROCEEDS

The prospectus supplement of a particular offering will identify the use of proceeds for the offering.

SELLING SHAREHOLDERS

An indeterminate number of shares of our common stock may be sold by selling shareholders to be identified in future supplements to this prospectus.

DESCRIPTION OF SECURITIES BEING OFFERED

Authorized Stock

The third amended and restated articles of incorporation of Diplomat Pharmacy, Inc. as in effect on the date of this prospectus (the “articles of incorporation”) authorize the issuance of up to 600,000,000 shares of our capital stock, including 590,000,000 shares of common stock, without par value, and 10,000,000 shares of preferred stock, undesignated. As of April 3, 2018, we had issued and outstanding 74,082,257 shares of common stock and no shares of preferred stock.

The authorized shares of our common stock and preferred stock in excess of those presently outstanding or specifically reserved are available for issuance at such times and for such purposes as our board of directors (the “Board”) may deem advisable without further action by our shareholders, except as may be required by applicable laws or regulations, including stock exchange rules.  These purposes may include stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property or other corporate purposes.  Because the holders of our common stock do not have preemptive rights, the issuance of common stock, other than on a pro rata basis to all current shareholders, would reduce the current shareholders’ proportionate interests.  In any such event, however, shareholders wishing to maintain their interests may be able to do so through normal market purchases.  Any future issuance of our common stock will be subject to the rights of holders of any shares of preferred stock we may issue in the future.

Common Stock

Our articles of incorporation authorizes us to issue up to 590,000,000 shares of common stock.

Voting Rights.  Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors.  Our articles of incorporation and amended and restated bylaws (the “bylaws”) do not provide for cumulative voting rights.  As a result, the holders of a majority of the shares entitled to vote in any election of directors are able to elect all of the directors standing for election, if they should so choose.

Dividends.  Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board out of legally available funds.

Rights Upon Liquidation.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Other Rights and Preferences.  Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of our common stock are subject to, and may be adversely affected by, the rights, preferences and privileges of any series of preferred stock that we may issue in the future.

Fully Paid and Nonassessable.  All of our outstanding shares are, and when issued from time to time will be, duly authorized, validly issued, fully paid and nonassessable.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing on the New York Stock Exchange.  Our common stock is listed on the New York Stock Exchange under the symbol “DPLO.”

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND MICHIGAN LAW

Limitation of Liability

Our articles of incorporation provide that, to the full extent permitted by the Michigan Business Corporation Act (as it may be amended from time to time, the “MBCA”), or any other applicable laws presently or hereafter in effect, no director of our Company will be personally liable to the Company or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company.  Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.  These provisions will not limit the liability of directors under federal securities laws. See “— Michigan Business Corporation Act” below.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us, and therefore could adversely affect the market price of our common stock.  These provisions and certain provisions of the MBCA, which are summarized below, may also discourage coercive takeover practices and inadequate takeover bids, and are designed, in part, to encourage persons seeking to acquire control of us to negotiate first with the Board.  We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of potentially discouraging a proposal to acquire us.

Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that:

•                                          permit the Board to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may determine (including the right to approve an acquisition or other change in control);

•                                          provide that the authorized number of directors may be fixed only by the Board in accordance with our bylaws;

•                                          do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares entitled to vote in any election of directors to elect all of the directors standing for election);

•                                          divide the Board into three staggered classes;

•                                          provide that all vacancies and newly created directorships may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•                                          prohibit removal of directors without cause;

•                                          prohibit shareholders from calling special meetings of shareholders, subject to applicable law;

•                                          requires unanimous consent for shareholders to take action by written consent without approval of the action by the Board;

•                                          provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide advance notice in writing and also comply with specified requirements related to the form and content of a shareholder’s notice;

•                                          require at least 80% supermajority shareholder approval to alter, amend or repeal certain provisions of our articles of incorporation; and

•                                          require at least 80% supermajority shareholder approval in order for shareholders to adopt, amend or repeal our bylaws.

The provisions of our articles of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts.  These provisions might also have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish transactions that our shareholders might otherwise deem to be in their best interests.

Michigan Business Corporation Act

We may also opt-in to the provisions of Chapter 7A of the MBCA.  In general, subject to certain exceptions, Chapter 7A of the MBCA prohibits a Michigan corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder, unless: (i) prior to such date, the Board approved the business combination; or (ii) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates.  The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations.  An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation.  While the Board to date has not elected to opt-in to these provisions, any future decision to do so could have an anti-takeover effect.

PLAN OF DISTRIBUTION

The securities may be offered through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Diplomat Pharmacy, Inc. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 and the consolidated financial statements of LDI Holding Company, LLC (formerly Leehar Distributors, Inc.) as of December 31, 2016 (successor) and 2015 (predecessor) and for the periods from August 17, 2016 to December 31, 2016 (successor), and January 1, 2016 to October 31, 2016 (predecessor), and the years ended December 31, 2015 and 2014 (predecessor)  incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the distribution of the securities being registered.  All amounts shown below are estimates:

Securities and Exchange Commission registration fee	$	*
Accountants’ fees and expenses	$	**
Legal fees and expenses	$	**
Printing expenses	$	**
Miscellaneous	$	**
Total	$	**

*                 To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**          These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Michigan.  Under Sections 561-571 of the Michigan Business Corporation Act (as it may be amended from time to time, the “MBCA”), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if the statutory standard (defined below) is met.  In particular, Section 561 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding (provided that generally the director did not (i) receive a financial benefit to which he was not entitled, (ii) intentionally inflict harm on the corporation or its shareholders, (iii) violate Section 551 of the MBCA relating to loans, dividends and distributions, or (iv) intentionally commit a criminal act, collectively, the “statutory standard”), and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.  In addition, Section 562 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the statutory standard is met.  The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.

Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in any such action, suit, or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and any action, suit, or proceeding brought to enforce this mandatory indemnification.

Our third amended and restated articles of incorporation (the “articles of incorporation”) eliminates the liability of our directors for monetary damages to the fullest extent under the MBCA and other applicable law.  Our amended and restated bylaws (the “bylaws”) generally require us to indemnify our officers and directors to the fullest extent permitted by law, and to advance expenses incurred by our directors and officers prior to the final disposition of any action or proceeding arising by reason of the fact that any such person is or was our agent.  In addition, our bylaws permit us to provide such other indemnification and advancement of expenses to our other employees and agents as permitted by law and authorized by our board of directors from time to time.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The foregoing statements are subject to the detailed provisions of the MBCA, our articles of incorporation and our bylaws.

In addition, any underwriting agreement that we may enter into in connection with any sale of securities hereunder may provide that the underwriters are obligated, under certain circumstances to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  To the extent we enter into any such agreement, we will file it with the SEC as an exhibit to a current report on Form 8-K, which will be incorporated by reference into this registration statement.

Item 16.  Exhibits.

INDEX TO EXHIBITS

			Incorporated by reference
Exhibit number	Exhibit description	Filed/Furnished herewith	Form	Period ending	Exhibit number	Filing date

3.1	Third Amended and Restated Articles of Incorporation		S-1/A		3.1	09/17/14
3.2	Amended and Restated Bylaws		8-K		3.1	01/05/18
4.1	Form of Common Stock Certificate		S-1/A		4.1	09/11/14
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP	X
23.1	Consent of BDO USA, LLP	X
23.2	Consent of Honigman Miller Schwartz and Cohn, LLP (included in Exhibit 5.1)	X
24	Power of Attorney (included on signature page)	X

Item 17.  Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant herby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flint, State of Michigan, on April 6, 2018.

DIPLOMAT PHARMACY, INC.

By:	/s/ Jeff Park
	Name:	Jeff Park
	Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Jeff Park, Atul Kavthekar or Christina Flint or any of them, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this registration statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the registrant deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Park	Director, Interim Chief Executive	April 6, 2018
Jeff Park	Officer (Principal Executive Officer)

/s/ Atul Kavthekar	Chief Financial Officer (Principal Financial	April 6, 2018
Atul Kavthekar	Officer and Principal Accounting Officer)

/s/ Regina Benjamin	Director	April 6, 2018
Regina Benjamin

/s/ David Dreyer	Director	April 6, 2018
David Dreyer

/s/ Philip R. Hagerman	Director	April 6, 2018
Philip R. Hagerman

/s/ Kenneth O. Klepper	Director	April 6, 2018
Kenneth O. Klepper

/s/ Shawn Cline Tomasello	Director	April 6, 2018
Shawn Cline Tomasello

/s/ Benjamin Wolin	Director	April 6, 2018
Benjamin Wolin